Exhibit 10.3

AUCTION ADMINISTRATION AGREEMENT

     THIS AUCTION ADMINISTRATION AGREEMENT, dated as of December 22, 2004 (the “Agreement”) among LEHMAN BROTHERS INC., as auction administrator (the “Auction Administrator”), INDYMAC RESIDENTIAL ASSET-BACKED TRUST, SERIES 2004-LH1, as issuer (the “Issuer”) and DEUTSCHE BANK NATIONAL TRUST COMPANY, as indenture trustee (the “Indenture Trustee”) and as auction paying agent (the “Auction Paying Agent”), and not in its individual capacity.

W I T N E S S E T H

     WHEREAS, the Issuer and the Indenture Trustee, contemporaneously herewith are entering into the Indenture (the “Indenture”), dated as of December 22, 2004, pursuant to which the IndyMac Residential Asset-Backed Notes, Series 2004-LH1 (the “Class A Notes”) will be issued;

     WHEREAS, the Surety Provider contemporaneously is issuing the Note Policy for the benefit of the Class A Noteholders;

     WHEREAS, the Auction Administrator, acting solely as an intermediary agent for the Class A Noteholders, has been directed by the Issuer (in accordance with the Indenture) to execute and deliver this Agreement; and

     WHEREAS, the parties hereto desire to enter into this Agreement, pursuant to the Indenture, to provide for the Auction Administrator to (i) conduct the Auction of the Class A Notes eight Business Days before the Mandatory Auction Payment Date and (ii) on the Mandatory Auction Payment Date, distribute to the related Class A Noteholders the proceeds of the Auction, subject to a maximum payment of the Par Price.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Defined Terms.

     For purposes of this Agreement, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Sale and Servicing Agreement or the Indenture, as applicable. All other capitalized terms used herein shall have the meanings specified herein.

     Auction: The mandatory auction of the Class A Notes pursuant to this Agreement.

     Auction Paying Agent: The Indenture Trustee in its capacity as auction paying agent pursuant to this Agreement.

     Auction Price: The price at which the Class A Notes are re-sold to Bidders.

     Auction Proceeds: The portion of the proceeds of the Auction allocable to the Class A Notes.

     Auction Proceeds Account: The account established pursuant to Section 5.11 of the Sale and Servicing Agreement.

     Auction Rate: The sum of LIBOR and a spread equal to the winning spread bid in a successful Auction.

     Business Day: As defined in the Sale and Servicing Agreement.

     Bid Date: The fourth Business Day prior to the Mandatory Auction Payment Date.

     Bidders: Third-party investors, which may include the Auction Administrator, the Surety Provider, the Indenture Trustee or any of their affiliates. Such third-party investors may, with the consent of the Surety Provider, also include IndyMac Bancorp, Inc. and any of its affiliates.

     Class A Note Rate: As defined in the Sale and Servicing Agreement.

     Class A Note Principal Balance: As defined in the Sale and Servicing Agreement.

     Class A Noteholders: As defined in the Sale and Servicing Agreement.

     Closing Date: December 22, 2004.

     Deposit Date: The date three Business Days prior to the Mandatory Auction Payment Date.

     Depository: As defined in the Sale and Servicing Agreement.

     Fail Rate: The sum of LIBOR and 0.90%.

     Mandatory Auction Payment Date: The Payment Date in November 2006.

     Moody’s: Moody’s Investors Service, Inc., or any successor thereto.

     Par: The outstanding Class A Note Principal Balance after giving effect to the payment of principal to be made on the Mandatory Auction Payment Date.

     Par Price: The price equal to 100%.

     Rapid Amortization Event: As defined in the Sale and Servicing Agreement.

     Sale and Servicing Agreement: The Sale and Servicing Agreement, dated as of December 1, 2004, among IndyMac Bank, F.S.B, as seller and servicer, IndyMac ABS, Inc., as depositor, IndyMac Residential Asset-Backed Trust, Series 2004-LH1, as the trust and Deutsche Bank National Trust Company, as indenture trustee.

     Standard & Poor’s or S&P: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

     Surety Provider: Ambac Assurance Corporation, a stock insurance company organized and created under the laws of the State of Wisconsin, or any successor thereto.

     Tie Bids: Two or more bids of equal spread.

     SECTION 2. Auction Procedures.

     So long as no Rapid Amortization Event has occurred and that the Class A Notes are rated AAA and Aaa by S&P and Moody’s, respectively (which shall be communicated in writing by the Indenture Trustee, with respect to the Rapid Amortization Event, and the Rating Agencies, with respect to the ratings, to the Auction Administrator):

     (a) By 10:30 AM New York time on the eighth Business Day preceding the Mandatory Auction Payment Date, the Auction Administrator will deliver a notice (telephonically and by facsimile transmission) to the Issuer, the Indenture Trustee, the Auction Paying Agent and the Surety Provider that it will solicit bids from Bidders. The Auction Administrator will solicit bids from the Bidders, for the purchase of the Class A Notes and will request that the Bidders convey such bids to the Auction Administrator, by 1:00 PM New York time on the Bid Date. The Auction Administrator will instruct the Bidders that (i) the bids must be submitted on an unconditional basis, (ii) the bids should be submitted as a spread bid of Par to LIBOR, and (iii) the price to be paid in connection with a winning bid must be deposited into the Auction Proceeds Account not later than 12:00 PM New York time on the Deposit Date. The Auction Administrator will request from each Bidder, instructions for transfer, on the Mandatory Auction Payment Date to the Bidder (or its designee) of the Class A Notes on which such Bidder is bidding if such Bidder is the winning Bidder.

     (b) As soon as practicable after 1:00 PM New York time on the Bid Date, the Auction Administrator will assemble the bids for the Class A Notes in ascending order based on the bids received by the Auction Administrator from the Bidders by 1:00 PM New York time.

     If the market-clearing spread bid is a spread bid less than or equal to the Fail Rate, the Auction will be deemed to have succeeded and the Class A Notes will be sold to the winning Bidder at the Auction Price, which shall equal the Par Price. If the market-clearing bid is a spread bid greater than the Fail Rate or if no bids for the Class A Notes or for only a portion of the Class A Notes are received by 1:00 PM New York time on the Bid Date, the Auction will be deemed to have failed, the Class A Notes will not be re-sold to Bidder, the Class A Note Rate will be reset to the Fail Rate, subject to the Maximum Note Rate, and the Class A Noteholders shall retain the Class A Notes.

     In the event that on the Bid Date, Tie Bids are determined to be the lowest spread bids for an aggregate amount greater than the Class A Note Principal Balance of the Class A Notes, then the Bidders of the Tie Bids will each take a pro rata share in such Class A Notes (based on the aggregate Class A Note Principal Balance for which each such Bidder submitted a bid).

     All determinations made by the Auction Administrator pursuant to this Section 2(b) shall be completed no later than 3:00 PM New York time on the Bid Date.

     In all events, however, the Indenture Trustee shall issue the Class A Notes only in the minimum denomination, or multiples in excess thereof, authorized by the Indenture. The Indenture Trustee shall assign the Class A Notes a Class A Note Rate as determined pursuant to this Section 2(b) for their remaining life for each Payment Date after the Mandatory Auction Payment Date, as provided to it by the Auction Administrator.

     (c) In the event that at any time during the eight day period prior to the Mandatory Auction Payment Date the Auction Administrator is notified in writing that a Rapid Amortization Event has occurred or the Class A Notes are no longer rated AAA and Aaa by S&P and Moody’s respectively, the Auction will terminate, the Bidders will not be required to take any Class A Notes and the Class A Noteholders shall retain their Class A Notes.

     In such event, the Auction Administrator shall have no further responsibility with respect to the auction of such Class A Notes.

     (d) By 3:00 PM New York time on the Bid Date, the Auction Administrator will notify the winning Bidder with respect to the auctioned Class A Notes that (i) its bid was the lowest spread bid and shall give it wiring instructions for payment of the auction price for such Class A Notes into the Auction Proceeds Account, (ii) unless such purchase price is received by 12:00 PM New York time on the Deposit Date, such Bidder’s bid will be rejected and the bid of the spread Bidder(s) with the next lowest spread bid shall be accepted in accordance with clause (f) below and (iii) such acceptance of the next lowest spread bid of the next Bidder shall not constitute a waiver of any rights or remedies of the Auction Administrator against the winning Bidder for any losses, damages or liabilities that arise out of, result from or are based upon such winning Bidder’s failure to deliver the purchase price by 12:00 PM New York time on the Deposit Date.

     (e) By 3:30 PM New York time on the Bid Date, the Auction Administrator shall notify the Transferor, the Surety Provider, the Auction Paying Agent and the Indenture Trustee of (i) the market-clearing spread bid, (ii) the Auction Price and (iii) the rate at which the Class A Note Rate should be reset, if applicable.

     (f) If a winning Bidder for the Class A Notes fails to wire the purchase price for such Class A Notes so it is received by the Auction Administrator by 12:00 PM New York time on the Deposit Date, the Auction Administrator will notify such Bidder as soon as practicable after 12:00 PM New York time that its bid has been rejected and will notify the Bidder with the next lowest spread bid for the Class A Notes, with a copy to the Surety Provider, that its bid has been accepted and shall give it wiring instructions for payment of the purchase price for the Class A Notes into the Auction Proceeds Account by 2:00 PM New York time on the following Business Day. If no other bids are available to be accepted or if the Bidder with the next lowest spread bid fails to deposit the purchase price by 2:00PM New York time on the Business Day following the Deposit Date, pursuant to the preceding sentence, then the Auction will be deemed to have failed with respect to the Class A Notes in accordance with Section 2(b) hereof. If either event occurs, the Auction Administrator shall immediately notify the Auction Paying Agent and the Surety Provider. In the event a winning Bidder fails to wire the purchase price in accordance with Section 2(d) hereof, the Auction Administrator shall have the right to pursue all available remedies against such Bidder.

     (g) On the Mandatory Auction Payment Date, the Auction Paying Agent will (subject to the surrender of the Class A Note by the Holder thereof to the Indenture Trustee pursuant to Section 5 hereof if the Class A Note is not then held in book-entry form) distribute to the Class A Noteholders an amount (to be withdrawn from the Auction Proceeds Account) equal to the Auction Proceeds, subject to a maximum payment of the applicable Par for such Class A Notes. Such amounts will be distributed to the Holders of such Class A Notes as a payment for the sale of such Class A Notes in the same manner by which such Class A Noteholders would ordinarily receive payments pursuant to the Sale and Servicing Agreement. If a Class A Noteholder fails to surrender a Class A Note not held in book-entry form by the close of business on the Mandatory Auction Payment Date in accordance with Section 5, the Indenture Trustee shall deem such Class A Note cancelled. The Holder of Class A Note deemed cancelled shall receive the distribution described above only upon the surrender of such Class A Note to the Indenture Trustee, without any accrued interest thereon from the Mandatory Auction Payment Date.

     (h) No Class A Noteholder or any party hereto will be responsible for the payment of any fees of, or costs incurred by, the Auction Administrator in connection with the Auction.

     SECTION 3. Establishment of Accounts.

     The Auction Paying Agent shall cause to be established and maintained an account for the purpose of receiving and holding any Auction Proceeds pursuant to Section 5.11 of the Sale and Servicing Agreement. Amounts in the Auction Proceeds Account shall remain uninvested.

     SECTION 4. Notice of Auction.

     On the Payment Date in the month prior to the Mandatory Auction Payment Date, the Indenture Trustee shall give written notice by letter to the Holder of each Class A Note, with a copy to the Auction Administrator, the Transferor and the Surety Provider, specifying (i) that the Class A Notes shall be auctioned in accordance with this Agreement on the fourth Business Day prior to the Mandatory Auction Payment Date and that the Auction Proceeds shall (upon its receipt thereof in accordance with Section 2 of this Agreement) be payable to the Holders on the Mandatory Auction Payment Date, (ii) the Mandatory Auction Payment Date, (iii) the method of calculating the Par Price payable to such Holder as stated in Section 2 of this Agreement and (iv) if such Class A Note is not then held in book-entry form, that such Class A Note must be surrendered to the Indenture Trustee for registration of transfer to the winning Bidder.

     SECTION 5. Transfer of Class A Notes.

     Not later than 3:00 PM New York time on the Mandatory Auction Payment Date, the Auction Paying Agent shall (subject to the Auction Paying Agent’s receipt of the purchase price for the Class A Note from the winning Bidder pursuant to Section 2 hereof) instruct each such Class A Noteholder to instruct the applicable Depository in writing, with a copy to the Indenture Trustee, the Auction Administrator and the Surety Provider or its designee, to transfer the beneficial ownership interest in each Class A Note subject to the Auction to the winning Bidder. If such Class A Note is not then held in book-entry form, the Holder of such Class A Note shall surrender such Class A Note to the Indenture Trustee for registration of transfer on the Mandatory Auction Payment Date to the winning Bidder no later than the close of business on the Mandatory Auction Payment Date. If the Holder of any Class A Note not held in book-entry form fails to transfer or surrender such Class A Note to the Indenture Trustee for registration of transfer on the Mandatory Auction Payment Date, the Indenture Trustee shall notify the Transferor, the Auction Paying Agent, the Auction Administrator and the Surety Provider of such failure and deem such Class A Note cancelled and issue, authenticate and deliver a new Class A Note to the winning Bidder. All transfers of Class A Notes shall comply with the transfer requirements in Article 2 of the Indenture.

     SECTION 6. Duties and Responsibilities of the Auction Administrator.

     (a) The Auction Administrator undertakes to perform its duties hereunder and only such duties as are expressly set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Auction Administrator.

     (b) In the absence of bad faith, gross negligence or willful misconduct on its part, or failure to comply with any of its express obligations hereunder, the Auction Administrator, whether acting directly or through agents or attorneys as provided in Section 7(d), shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties hereunder. In no event shall the Auction Administrator be liable for indirect, punitive, special or consequential damage or loss.

     SECTION 7. Rights of the Indenture Trustee and Auction Paying Agent.

     (a) The Indenture Trustee may rely upon conclusively, and shall be protected in acting or refraining from acting upon, any written instruction, notice, request, direction, consent, report, certificate, form or bond certificate or other instrument, paper or other document both (i) authorized hereby and (ii) reasonably believed by it to be genuine and to have been signed by the proper person. The Indenture Trustee shall not be liable for acting, or refraining from acting in good faith upon any such communication authorized hereby (including, but not limited to, any communication made by telephone or other communication acceptable to the parties), which the Indenture Trustee believes in good faith to have been given by the particular party or parties.

     (b) The Indenture Trustee may consult with counsel of its choice (provided such selection is made with reasonable care) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Indenture Trustee shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

     (d) The Indenture Trustee may perform its duties and exercise its rights hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due care but shall not thereby be released from any of its responsibilities hereunder subject to clause (b) above.

     (e) In no event shall the Indenture Trustee be liable for any acts or omissions of the Auction Administrator or the Surety Provider. The Indenture Trustee shall have no responsibility or liability for the failure by the Auction Administrator to cooperate in the solicitation of bids or for the adequacy or sufficiency of any bids solicited by the Auction Administrator or information provided by the Auction Administrator or the Surety Provider.

     (f) The Auction Administrator agrees to indemnify the Indenture Trustee (and its directors, officers and employees) and hold it (and such directors, officers and employees) harmless from and against any loss, liability, damage, cost and expense of any nature incurred by the Indenture Trustee arising out of or in connection with this Agreement or with the administration of its duties hereunder, including but not limited to attorney’s fees and expenses, as well as other costs and expenses of defending or preparing to defend against any claim of liability unless and except to the extent such loss, liability, damage, cost and expense shall be caused by the Indenture Trustee’s gross negligence, bad faith, willful misconduct or failure to comply with any of its express obligations hereunder. The foregoing indemnification and agreement to hold harmless shall survive the termination of this Agreement and the earlier resignation or removal of the Indenture Trustee.

     (g) All privileges, rights and immunities given to the Indenture Trustee in the Indenture are hereby extended to and applicable to the Indenture Trustee in its obligations hereunder.

     (h) All references to the Indenture Trustee in this Section 7 shall also be deemed to refer to the Indenture Trustee in its capacity as Auction Paying Agent.

     SECTION 8. Miscellaneous.

     (a) This Agreement shall remain in effect until the Class A Notes are purchased on the Mandatory Auction Payment Date and all proceeds thereof have been disbursed, in the event of a successful auction, or, upon compliance by the parties hereto of all applicable auction procedures set forth hereunder, in the event of a failed Auction.

     (b) The rights and duties of the parties to this Agreement shall cease upon termination of this Agreement, provided that rights under Section 7 shall survive termination.

     (c) Except for communications authorized to be by telephone pursuant to this Agreement (which telephonic communications are to be made to the telephone number(s) listed below), all notices, requests and other communications to any party hereunder shall be in writing (for purposes of this Agreement, telecopy shall be deemed to be in writing) and shall be given to such party, addressed to it, at its address or telecopy number for purposes of this Agreement, set forth below:

If to the Indenture Trustee:	Deutsche Bank National Trust Company
1761 E. St. Andrew Place
Santa Ana, California 92705

Attention: Trust Administration—IN04L2
Telephone No.: (714) 247-6000
Facsimile No.: (714) 247-6329

If to the Auction	Lehman Brothers Inc.
Administrator:	745 Seventh Avenue
New York, New York 10019

Attention: Vikas Sarna
Telephone No.: (212) 526-7454
Facsimile No.: (646) 758-2141

with a copy to:

Attention: Randal Johnson
Telephone No.: (212) 526-0198
Facsimile No.: (646) 758-2598

If to the Surety Provider:	Ambac Assurance Corporation
One State Street Plaza, 19th Floor
New York, New York 10004

Attention: Risk Management, Consumer Asset-Backed
Securities, IndyMac Residential
Asset-Backed Trust 2004-LH1
Telephone No.: (212) 668-0340
Facsimile No.: (212) 509-9190

If to the Issuer:	IndyMac Residential Asset-Backed Trust,
Series 2004 LH1
c/o Wilmington Trust Company
Rodney Square North, 1100 North Market Street
Wilmington, Delaware 19890-0001

Attention: Corporate Trust Administration
Telephone No.: (302) 651-1000
Facsimile No.: (302) 636-4140

     or such other address, telecopier number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopier number specified herein, receipt confirmed, or (b) if given by any other means, when delivered at the address specified herein.

     (d) This Agreement contains the entire agreement between the parties hereto relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties hereto relating to the subject matter hereof.

     (e) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by written instrument signed by a duly authorized representative of the parties hereto. The failure of any party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     (f) If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     (g) This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. This Agreement shall take effect immediately upon the execution and delivery hereof.

     (h) This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York.

     (i) It is expressly understood and agreed by the parties that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

     (j) It is expressly understood and agreed by the parties hereto that the Surety Provider shall be an express third-party beneficiary of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

DEUTSCHE BANK NATIONAL TRUST COMPANY, as Indenture Trustee and the Auction Paying Agent, and not in its individual capacity

By:	/s/ Brent Hoyler

Name: Brent Hoyler Title: Associate

LEHMAN BROTHERS INC., as Auction Administrator for the Holders of the Class A Notes

By:	/s/ Tom O’Hara

Name: Tom O’Hara Title: Senior Vice President

INDYMAC RESIDENTIAL ASSET-BACKED TRUST, SERIES 2004-LH1

By: WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Janel R. Havrilla

Name: Janel R. Havrilla Title: Financial Services Officer